AXIS CAPITAL HOLDINGS LIMITED

INVESTOR FINANCIAL SUPPLEMENT

THIRD QUARTER 2019

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matthew Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that the Company files with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments, insurance and reinsurance.

DEFINITIONS AND PRESENTATION

•
All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2018 and the consolidated statements of operations for the years ended December 31, 2018 and December 31, 2017.

•	Amounts in tables may not reconcile due to rounding differences.

•	Unless otherwise noted, all data is in thousands, except for ratio information.

•	NM - Not meaningful; NA - Not applicable

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.
Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;

•	the occurrence and magnitude of natural and man-made disasters;

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;

•	losses from war, terrorism and political unrest or other unanticipated losses;

•	actual claims exceeding our loss reserves;

•	general economic, capital and credit market conditions;

•	the failure of any of the loss limitation methods we employ;

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;

•	our inability to purchase reinsurance or collect amounts due to us;

•	the breach by third parties in our program business of their obligations to us;

•	difficulties with technology and/or data security;

•	the failure of our policyholders and intermediaries to pay premiums;

•	the failure of our cedants to adequately evaluate risks;

•	inability to obtain additional capital on favorable terms, or at all;

•	the loss of one or more key executives;

•	a decline in our ratings with rating agencies;

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;

•	changes in accounting policies or practices;

•	the use of industry catastrophe models and changes to these models;

•	changes in governmental regulations and potential government intervention in our industry;

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;

•	increased competition;

i

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union;

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;

•	the failure to successfully integrate acquired businesses or to realize the expected synergies resulting from such acquisitions;

•	the failure to realize the expected benefits or synergies relating to our transformation initiative;

•	changes in tax laws; and

•
other factors including but not limited to those described under Item 1A, 'Risk Factors' and Item 7, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business includes primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, and hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.
Aviation: provides hull and liability, and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions, not-for-profit organizations and other professional service providers. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public and products liability predominately in the U.K. Target industry sectors include construction, manufacturing, transportation and trucking, and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include financial institutions, professional indemnity, international liability, international direct property.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The underlying policies principally cover property-related exposures but other exposures including workers compensation and personal accident are also covered. The principal perils covered by policies in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is written on a proportional and excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils covered by policies in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is written on a proportional and excess of loss basis.
Professional Lines: provides cover for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Credit insurance cover is provided to mortgage guaranty insurers and government sponsored entities. Cover for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world is also offered.
Motor: provides cover to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides cover to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability covers are also written.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. The business is provided on a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
Accident and Health: includes specialty health, accidental health, travel, life and disability reinsurance products which are offered on both a proportional and catastrophic or per life excess of loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include motor reinsurance, general liability reinsurance, and international facultative property.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL HIGHLIGHTS

		Three months ended September 30,				Nine months ended September 30,
		2019	2018	Change		2019	2018	Change

HIGHLIGHTS	Gross premiums written	$1,406,506	$1,423,707	(1.2%)		$5,637,491	$5,737,327	(1.7%)
	Gross premiums written - Insurance	63.6%	68.1%	(4.5)	pts	48.1%	50.1%	(2.0)	pts
	Gross premiums written - Reinsurance	36.4%	31.9%	4.5	pts	51.9%	49.9%	2.0	pts
	Net premiums written	$856,081	$919,938	(6.9%)		$3,703,460	$3,906,264	(5.2%)
	Net premiums earned	$1,157,307	$1,224,075	(5.5%)		$3,415,126	$3,577,026	(4.5%)
	Net premiums earned - Insurance	46.4%	50.2%	(3.8)	pts	47.7%	49.5%	(1.8)	pts
	Net premiums earned - Reinsurance	53.6%	49.8%	3.8	pts	52.3%	50.5%	1.8	pts
	Net income available to common shareholders	$27,745	$43,439	(36.1%)		$292,258	$198,843	47.0%
	Operating income (loss) [a]	(32,541)	79,123	nm		209,057	305,001	(31.5%)
	Annualized return on average common equity [b]	2.3%	3.9%	(1.6)	pts	8.6%	5.9%	2.7	pts
	Annualized operating return on average common equity [c]	(2.7)%	7.1%	(9.8)	pts	6.1%	9.0%	(2.9)	pts
	Total shareholders’ equity	$5,585,870	$5,272,272	5.9%		$5,585,870	$5,272,272	5.9%

PER COMMON SHARE AND COMMON SHARE DATA	Earnings per diluted common share	$0.33	$0.52	(36.5%)		$3.46	$2.37	46.0%
	Operating income (loss) per diluted common share [d]	($0.39)	$0.94	nm		$2.48	$3.62	(31.5%)
	Weighted average diluted common shares outstanding	84,582	84,107	0.6%		84,420	83,939	0.6%
	Book value per common share	$57.31	$53.82	6.5%		$57.31	$53.82	6.5%
	Book value per diluted common share (treasury stock method)	$56.26	$52.70	6.8%		$56.26	$52.70	6.8%
	Tangible book value per diluted common share (treasury stock method) [a]	$52.84	$49.14	7.5%		$52.84	$49.14	7.5%

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	61.7%	61.2%	0.5	pts	60.1%	60.4%	(0.3)	pts
	Catastrophe and weather-related losses ratio	14.1%	7.5%	6.6	pts	5.9%	4.5%	1.4	pts
	Current accident year loss ratio	75.8%	68.7%	7.1	pts	66.0%	64.9%	1.1	pts
	Prior year reserve development ratio	(2.3%)	(3.8%)	1.5	pts	(1.9%)	(4.4%)	2.5	pts
	Net losses and loss expenses ratio	73.5%	64.9%	8.6	pts	64.1%	60.5%	3.6	pts
	Acquisition cost ratio	22.5%	20.3%	2.2	pts	22.3%	19.8%	2.5	pts
	General and administrative expense ratio [e]	13.4%	12.7%	0.7	pts	14.5%	13.7%	0.8	pts
	Combined ratio	109.4%	97.9%	11.5	pts	100.9%	94.0%	6.9	pts

INVESTMENT DATA	Total assets	$25,495,526	$24,843,026	2.6%		$25,495,526	$24,843,026	2.6%
	Total cash and invested assets [f]	15,569,249	15,246,193	2.1%		15,569,249	15,246,193	2.1%
	Net investment income	115,763	114,421	1.2%		361,014	325,380	11.0%
	Net investment gains (losses)	$14,527	$(17,628)	nm		$48,522	$(77,551)	nm
	Book yield of fixed maturities	2.9%	2.9%	—	pts	2.9%	2.9%	—	pts

[a]
Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and tangible book value per diluted common share are non-GAAP financial measures as defined by Regulation G. The reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and book value per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this document.

[b]
Annualized ROACE is calculated by dividing annualized net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.

[c]
Annualized operating ROACE is calculated by dividing annualized operating income (loss) for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.

[d]	Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.
[e] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[f] Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - AS REPORTED, U.S. GAAP
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Revenues
Net premiums earned	$1,157,307	$1,224,075	$3,415,126	$3,577,026
Net investment income	115,763	114,421	361,014	325,380
Net investment gains (losses)	14,527	(17,628)	48,522	(77,551)
Other insurance related income	1,533	8,475	11,385	18,811
Total revenues	1,289,130	1,329,343	3,836,047	3,843,666

Expenses
Net losses and loss expenses	850,913	794,959	2,187,403	2,162,945
Acquisition costs	260,026	248,314	762,807	709,527
General and administrative expenses	155,522	154,894	496,008	489,944
Foreign exchange losses (gains)	(59,543)	8,305	(64,868)	2,066
Interest expense and financing costs	18,042	16,897	49,545	50,758
Transaction and reorganization expenses	11,215	16,300	29,310	48,125
Amortization of value of business acquired	4,368	39,018	24,666	149,535
Amortization of intangible assets	2,831	1,753	8,744	8,564
Total expenses	1,243,374	1,280,440	3,493,615	3,621,464

Income before income taxes and interest in income of equity method investments	45,756	48,903	342,432	222,202
Income tax (expense) benefit	(8,147)	3,525	(23,850)	3,565
Interest in income of equity method investments	792	1,667	5,645	5,045
Net income	38,401	54,095	324,227	230,812
Preferred share dividends	10,656	10,656	31,969	31,969
Net income available to common shareholders	$27,745	$43,439	$292,258	$198,843

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTERLY

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017
UNDERWRITING REVENUES
Gross premiums written	$1,406,506	$1,647,760	$2,583,226	$1,172,738	$1,423,707	$1,185,574
Ceded premiums written	(550,425)	(577,439)	(806,167)	(420,040)	(503,769)	(352,831)
Net premiums written	856,081	1,070,321	1,777,059	752,698	919,938	832,743

Gross premiums earned	1,756,116	1,680,663	1,684,814	1,777,052	1,776,379	1,370,035
Ceded premiums earned	(598,809)	(557,056)	(550,602)	(562,583)	(552,304)	(352,904)
Net premiums earned	1,157,307	1,123,607	1,134,212	1,214,469	1,224,075	1,017,131
Other insurance related income (losses)	1,533	2,925	6,929	(8,189)	8,475	(3,197)
Total underwriting revenues	1,158,840	1,126,532	1,141,141	1,206,280	1,232,550	1,013,934

UNDERWRITING EXPENSES
Net losses and loss expenses	850,913	672,463	664,028	1,027,343	794,959	1,235,367
Acquisition costs	260,026	242,363	260,418	259,308	248,314	194,724
Underwriting-related general and administrative expenses [a]	126,619	133,047	138,873	114,293	130,251	96,696
Total underwriting expenses	1,237,558	1,047,873	1,063,319	1,400,944	1,173,524	1,526,787

UNDERWRITING INCOME (LOSS) [b]	(78,718)	78,659	77,822	(194,664)	59,026	(512,853)

OTHER (EXPENSES) REVENUES
Net investment income	115,763	137,949	107,303	113,128	114,421	95,169
Net investment gains (losses)	14,527	21,225	12,767	(72,667)	(17,628)	14,632
Corporate expenses [a]	(28,903)	(32,348)	(36,218)	(23,152)	(24,643)	(27,933)
Foreign exchange (losses) gains	59,543	12,381	(7,056)	31,232	(8,305)	(32,510)
Interest expense and financing costs	(18,042)	(15,607)	(15,895)	(16,675)	(16,897)	(12,835)
Transaction and reorganization expenses	(11,215)	(3,276)	(14,820)	(18,815)	(16,300)	(5,970)
Amortization of value of business acquired	(4,368)	(7,194)	(13,104)	(22,797)	(39,018)	—
Amortization of intangible assets	(2,831)	(2,912)	(3,003)	(5,251)	(1,753)	—
Total other (expenses) revenues	124,474	110,218	29,974	(14,997)	(10,123)	30,553

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	45,756	188,877	107,796	(209,661)	48,903	(482,300)
Income tax (expense) benefit	(8,147)	(14,469)	(1,234)	25,921	3,525	25,877
Interest in income (loss) of equity method investments	792	2,635	2,219	(4,052)	1,667	(661)

NET INCOME (LOSS)	38,401	177,043	108,781	(187,792)	54,095	(457,084)
Preferred share dividends	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$27,745	$166,387	$98,125	$(198,448)	$43,439	$(467,740)

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses as presented above.

[b]
Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above and on page 5 (Consolidated Statements of Operations - Year to Date).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - QUARTERLY

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	61.7%	59.7%	58.9%	65.4%	61.2%	64.8%
Catastrophe and weather-related losses ratio	14.1%	2.3%	0.9%	22.5%	7.5%	61.4%
Current accident year loss ratio	75.8%	62.0%	59.8%	87.9%	68.7%	126.2%
Prior year reserve development ratio	(2.3%)	(2.2%)	(1.3%)	(3.3%)	(3.8%)	(4.7%)
Net losses and loss expenses ratio	73.5%	59.8%	58.5%	84.6%	64.9%	121.5%
Acquisition cost ratio	22.5%	21.6%	23.0%	21.4%	20.3%	19.1%
General and administrative expense ratio [a]	13.4%	14.7%	15.4%	11.3%	12.7%	12.3%
Combined ratio	109.4%	96.1%	96.9%	117.3%	97.9%	152.9%

Weighted average common shares outstanding	83,947	83,941	83,725	83,582	83,558	83,305
Weighted average diluted common shares outstanding	84,582	84,401	84,272	83,582	84,107	83,305
Earnings (loss) per common share	$0.33	$1.98	$1.17	($2.37)	$0.52	($5.61)
Earnings (loss) per diluted common share	$0.33	$1.97	$1.16	($2.37)	$0.52	($5.61)
Annualized ROACE	2.3%	14.3%	8.9%	(18.1%)	3.9%	nm
Annualized operating ROACE	(2.7%)	11.8%	9.5%	(13.2%)	7.1%	nm

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR TO DATE

	Nine months ended September 30,			Year ended December 31,
	2019	2018	2017	2018	2017
UNDERWRITING REVENUES
Gross premiums written	$5,637,491	$5,737,327	$4,459,772	$6,910,065	$5,556,273
Ceded premiums written	(1,934,031)	(1,831,063)	(1,162,054)	(2,251,103)	(1,529,130)
Net premiums written	3,703,460	3,906,264	3,297,718	4,658,962	4,027,143

Gross premiums earned	5,121,592	5,105,165	3,916,352	6,882,217	5,616,234
Ceded premiums earned	(1,706,466)	(1,528,139)	(979,087)	(2,090,722)	(1,467,474)
Net premiums earned	3,415,126	3,577,026	2,937,265	4,791,495	4,148,760
Other insurance related income (losses)	11,385	18,811	(4,420)	10,622	(1,240)
Total underwriting revenues	3,426,511	3,595,837	2,932,845	4,802,117	4,147,520

UNDERWRITING EXPENSES
Net losses and loss expenses	2,187,403	2,162,945	2,447,640	3,190,287	3,287,772
Acquisition costs	762,807	709,527	588,879	968,835	823,591
Underwriting-related general and administrative expenses [a]	398,540	404,875	335,782	519,168	449,483
Total underwriting expenses	3,348,750	3,277,347	3,372,301	4,678,290	4,560,846

UNDERWRITING INCOME (LOSS)	77,761	318,490	(439,456)	123,827	(413,326)

OTHER (EXPENSES) REVENUES
Net investment income	361,014	325,380	299,899	438,507	400,805
Net investment gains (losses)	48,522	(77,551)	(14,811)	(150,218)	28,226
Bargain purchase gain	—	—	15,044	—	15,044
Corporate expenses [a]	(97,468)	(85,069)	(97,922)	(108,221)	(129,945)
Foreign exchange (losses) gains	64,868	(2,066)	(90,093)	29,165	(134,737)
Interest expense and financing costs	(49,545)	(50,758)	(38,377)	(67,432)	(54,811)
Transaction and reorganization expenses	(29,310)	(48,125)	(5,970)	(66,940)	(26,718)
Amortization of value of business acquired	(24,666)	(149,535)	—	(172,332)	(50,104)
Amortization of intangible assets	(8,744)	(8,564)	—	(13,814)	(2,543)
Total other (expenses) revenues	264,671	(96,288)	67,770	(111,285)	45,217

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	342,432	222,202	(371,686)	12,542	(368,109)
Income tax (expense) benefit	(23,850)	3,565	38,547	29,486	7,542
Interest in income (loss) of equity method investments	5,645	5,045	(8,402)	993	(8,402)

NET INCOME (LOSS)	324,227	230,812	(341,541)	43,021	(368,969)
Preferred share dividends	(31,969)	(31,969)	(36,154)	(42,625)	(46,810)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$292,258	$198,843	$(377,695)	$396	$(415,779)

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses as presented above.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - YEAR TO DATE

	Nine months ended September 30,			Year ended December 31,
	2019	2018	2017	2018	2017
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	60.1%	60.4%	64.1%	61.7%	63.7%
Catastrophe and weather-related losses ratio	5.9%	4.5%	24.1%	9.0%	20.4%
Current accident year loss ratio	66.0%	64.9%	88.2%	70.7%	84.1%
Prior year reserve development ratio	(1.9%)	(4.4%)	(4.9%)	(4.1%)	(4.9%)
Net losses and loss expenses ratio	64.1%	60.5%	83.3%	66.6%	79.2%
Acquisition cost ratio	22.3%	19.8%	20.0%	20.2%	19.9%
General and administrative expense ratio [a]	14.5%	13.7%	14.8%	13.1%	14.0%
Combined ratio	100.9%	94.0%	118.1%	99.9%	113.1%

Weighted average common shares outstanding	83,872	83,474	84,479	83,501	84,108
Weighted average diluted common shares outstanding	84,420	83,939	84,479	84,007	84,108
Earnings (loss) per common share	$3.48	$2.38	($4.47)	$—	($4.94)
Earnings (loss) per diluted common share	$3.46	$2.37	($4.47)	$—	($4.94)
Annualized ROACE	8.6%	5.9%	(10.3%)	—%	(8.6%)
Annualized operating ROACE	6.1%	9.0%	(7.5%)	3.6%	(5.3%)

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENT DATA

	Three months ended September 30, 2019			Nine months ended September 30, 2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$894,902	$511,604	$1,406,506	$2,714,322	$2,923,169	$5,637,491
Ceded premiums written	(377,852)	(172,573)	(550,425)	(1,076,125)	(857,906)	(1,934,031)
Net premiums written	517,050	339,031	856,081	1,638,197	2,065,263	3,703,460

Gross premiums earned	901,150	854,966	1,756,116	2,695,580	2,426,012	5,121,592
Ceded premiums earned	(364,699)	(234,110)	(598,809)	(1,065,107)	(641,359)	(1,706,466)
Net premiums earned	536,451	620,856	1,157,307	1,630,473	1,784,653	3,415,126
Other insurance related income	733	800	1,533	1,779	9,606	11,385
Total underwriting revenues	537,184	621,656	1,158,840	1,632,252	1,794,259	3,426,511

UNDERWRITING EXPENSES
Net losses and loss expenses	338,966	511,947	850,913	961,444	1,225,959	2,187,403
Acquisition costs	115,551	144,475	260,026	344,981	417,826	762,807
Underwriting-related general and administrative expenses	100,559	26,060	126,619	311,491	87,049	398,540
Total underwriting expenses	555,076	682,482	1,237,558	1,617,916	1,730,834	3,348,750

UNDERWRITING INCOME (LOSS)	$(17,892)	$(60,826)	$(78,718)	$14,336	$63,425	$77,761

Catastrophe and weather-related losses, net of reinstatement premiums	$41,313	$118,556	$159,869	$63,800	$132,317	$196,117
Favorable prior year reserve development	14,609	12,118	26,727	42,849	22,172	65,021

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	58.2%	64.8%	61.7%	57.7%	62.3%	60.1%
Catastrophe and weather-related losses ratio	7.7%	19.6%	14.1%	3.9%	7.6%	5.9%
Current accident year loss ratio	65.9%	84.4%	75.8%	61.6%	69.9%	66.0%
Prior year reserve development ratio	(2.7%)	(1.9%)	(2.3%)	(2.6%)	(1.2%)	(1.9%)
Net losses and loss expenses ratio	63.2%	82.5%	73.5%	59.0%	68.7%	64.1%
Acquisition cost ratio	21.5%	23.3%	22.5%	21.2%	23.4%	22.3%
Underwriting-related general and administrative expense ratio	18.8%	4.1%	10.9%	19.0%	4.9%	11.6%
Corporate expense ratio			2.5%			2.9%
Combined ratio	103.5%	109.9%	109.4%	99.2%	97.0%	100.9%

AXIS CAPITAL HOLDINGS LIMITED
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Nine months ended September 30,		Year ended December 31,
	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017	2019	2018	2018

INSURANCE SEGMENT
Property	$241,517	$259,295	$200,502	$245,851	$307,014	$154,882	$701,314	$946,956	$1,192,807
Marine	91,161	99,389	146,979	56,202	88,412	42,483	337,529	310,844	367,047
Terrorism	17,284	15,157	14,362	12,920	16,032	12,147	46,803	48,743	61,663
Aviation	17,623	18,539	17,670	23,496	24,116	23,814	53,832	66,178	89,673
Credit and Political Risk	32,528	36,076	45,907	70,206	44,761	19,793	114,511	120,227	190,433
Professional Lines	272,362	321,284	227,308	328,078	281,928	213,009	820,953	787,136	1,115,213
Liability	186,253	190,030	142,642	144,277	153,356	131,975	518,925	409,184	553,461
Accident and Health	34,054	28,126	51,048	37,080	42,883	53,040	113,228	173,421	210,502
Discontinued Lines - Novae	2,120	429	4,678	2,626	10,862	—	7,227	14,167	16,793
TOTAL INSURANCE SEGMENT	$894,902	$968,325	$851,096	$920,736	$969,364	$651,144	$2,714,322	$2,876,856	$3,797,592

REINSURANCE SEGMENT
Catastrophe	$94,833	$245,203	$358,133	$41,137	$64,919	$89,510	$698,169	$495,106	$536,243
Property	67,972	43,135	172,742	(3,345)	85,135	90,001	283,849	346,135	342,789
Professional Lines	23,540	92,915	109,828	19,312	26,418	20,175	226,283	248,870	268,181
Credit and Surety	50,989	38,465	151,904	28,442	51,683	38,216	241,358	300,683	329,126
Motor	25,367	6,846	281,401	21,921	22,450	40,385	313,614	477,805	499,727
Liability	146,690	125,990	185,320	50,790	137,625	139,083	458,000	387,977	438,767
Agriculture	5,074	70,077	126,440	14,131	12,765	11,152	201,592	212,114	226,246
Engineering	8,841	7,600	22,766	24,099	3,149	10,120	39,207	36,259	60,358
Marine and Other	9,727	22,042	36,336	3,354	1,107	2,566	68,104	41,388	44,741
Accident and Health	78,474	27,723	287,592	51,050	49,114	93,221	393,789	314,610	365,660
Discontinued Lines - Novae	97	(561)	(332)	1,111	(22)	—	(796)	(476)	635
TOTAL REINSURANCE SEGMENT	$511,604	$679,435	$1,732,130	$252,002	$454,343	$534,429	$2,923,169	$2,860,471	$3,112,473

CONSOLIDATED TOTAL	$1,406,506	$1,647,760	$2,583,226	$1,172,738	$1,423,707	$1,185,574	$5,637,491	$5,737,327	$6,910,065

AXIS CAPITAL HOLDINGS LIMITED
INSURANCE SEGMENT DATA - QUARTERLY AND PRIOR YEAR

							Year ended December 31,
	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017	2018
UNDERWRITING REVENUES
Gross premiums written	$894,902	$968,325	$851,096	$920,736	$969,364	$651,144	$3,797,592
Ceded premiums written	(377,852)	(376,416)	(321,857)	(344,130)	(367,294)	(244,090)	(1,472,845)
Net premiums written	517,050	591,909	529,239	576,606	602,070	407,054	2,324,747

Gross premiums earned	901,150	884,480	909,951	937,784	990,529	648,148	3,757,436
Ceded premiums earned	(364,699)	(347,220)	(353,189)	(347,305)	(375,734)	(227,373)	(1,394,830)
Net premiums earned	536,451	537,260	556,762	590,479	614,795	420,775	2,362,606
Other insurance related income (losses)	733	(695)	1,742	101	1,526	302	3,460
Total underwriting revenues	537,184	536,565	558,504	590,580	616,321	421,077	2,366,066

UNDERWRITING EXPENSES
Net losses and loss expenses	338,966	308,703	313,776	428,525	415,488	576,688	1,494,323
Acquisition costs	115,551	111,655	117,775	109,111	111,888	61,541	399,193
Underwriting-related general and administrative expenses	100,559	104,898	106,034	89,858	100,656	71,008	395,252
Total underwriting expenses	555,076	525,256	537,585	627,494	628,032	709,238	2,288,768

UNDERWRITING INCOME (LOSS)	$(17,892)	$11,309	$20,919	$(36,914)	$(11,711)	$(288,160)	$77,298

Catastrophe and weather-related losses, net of reinstatement premiums	$41,313	$14,483	$8,004	$92,128	$61,814	$317,475	$203,862
Favorable prior year reserve development	14,609	21,326	6,913	32,257	13,478	7,926	92,806

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	58.2%	58.7%	56.2%	62.4%	59.7%	63.5%	58.5%
Catastrophe and weather-related losses ratio	7.7%	2.7%	1.4%	15.6%	10.1%	75.4%	8.7%
Current accident year loss ratio	65.9%	61.4%	57.6%	78.0%	69.8%	138.9%	67.2%
Prior year reserve development ratio	(2.7%)	(3.9%)	(1.2%)	(5.4%)	(2.2%)	(1.8%)	(4.0%)
Net losses and loss expenses ratio	63.2%	57.5%	56.4%	72.6%	67.6%	137.1%	63.2%
Acquisition cost ratio	21.5%	20.8%	21.2%	18.5%	18.2%	14.6%	16.9%
Underwriting-related general and administrative expenses ratio	18.8%	19.5%	19.0%	15.2%	16.4%	16.9%	16.8%
Combined ratio	103.5%	97.8%	96.6%	106.3%	102.2%	168.6%	96.9%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE SEGMENT DATA - QUARTERLY AND PRIOR YEAR

							Year ended December 31,
	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017	2018
UNDERWRITING REVENUES
Gross premiums written	$511,604	$679,435	$1,732,130	$252,002	$454,343	$534,429	$3,112,473
Ceded premiums written	(172,573)	(201,023)	(484,310)	(75,910)	(136,475)	(108,740)	(778,258)
Net premiums written	339,031	478,412	1,247,820	176,092	317,868	425,689	2,334,215

Gross premiums earned	854,966	796,183	774,863	839,268	785,850	721,886	3,124,781
Ceded premiums earned	(234,110)	(209,836)	(197,413)	(215,278)	(176,570)	(125,530)	(695,892)
Net premiums earned	620,856	586,347	577,450	623,990	609,280	596,356	2,428,889
Other insurance related income (losses)	800	3,620	5,187	(8,290)	6,949	(3,500)	7,162
Total underwriting revenues	621,656	589,967	582,637	615,700	616,229	592,857	2,436,051

UNDERWRITING EXPENSES
Net losses and loss expenses	511,947	363,760	350,252	598,818	379,471	658,679	1,695,964
Acquisition costs	144,475	130,708	142,643	150,197	136,426	133,183	569,642
Underwriting-related general and administrative expenses	26,060	28,149	32,839	24,435	29,595	25,689	123,916
Total underwriting expenses	682,482	522,617	525,734	773,450	545,492	817,550	2,389,522

UNDERWRITING INCOME (LOSS)	$(60,826)	$67,350	$56,903	$(157,750)	$70,737	$(224,694)	$46,529

Catastrophe and weather-related losses, net of reinstatement premiums	$118,556	$11,081	$2,680	$177,002	$30,232	$299,313	$225,861
Favorable prior year reserve development	12,118	2,295	7,759	7,321	32,182	39,842	106,856

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	64.8%	60.5%	61.5%	68.3%	62.6%	65.8%	64.8%
Catastrophe and weather-related losses ratio	19.6%	1.9%	0.5%	28.8%	5.0%	51.3%	9.4%
Current accident year loss ratio	84.4%	62.4%	62.0%	97.1%	67.6%	117.1%	74.2%
Prior year reserve development ratio	(1.9%)	(0.4%)	(1.3%)	(1.1%)	(5.3%)	(6.6%)	(4.4%)
Net losses and loss expenses ratio	82.5%	62.0%	60.7%	96.0%	62.3%	110.5%	69.8%
Acquisition cost ratio	23.3%	22.3%	24.7%	24.1%	22.4%	22.3%	23.5%
Underwriting-related general and administrative expense ratio	4.1%	4.8%	5.6%	3.9%	4.8%	4.3%	5.1%
Combined ratio	109.9%	89.1%	91.0%	124.0%	89.5%	137.1%	98.4%

AXIS CAPITAL HOLDINGS LIMITED
STRATEGIC CAPITAL PARTNERS

	Three months ended September 30,						Nine months ended September 30,
	2019			2018			2019			2018
TOTAL MANAGED PREMIUMS [a]	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Total Managed Premiums	$894,902	$511,604	$1,406,506	$969,364	$454,343	$1,423,707	$2,714,322	$2,923,169	$5,637,491	$2,876,856	$2,860,471	$5,737,327
Premiums ceded to Harrington Re	1,348	47,540	48,888	—	49,063	49,063	3,810	203,127	206,937	—	162,825	162,825
Premiums ceded to Other Strategic Capital Partners	12,165	125,033	137,198	—	87,412	87,412	40,993	654,779	695,772	—	539,524	539,524
Premiums ceded to Other Reinsurers	364,339	—	364,339	367,294	—	367,294	1,031,322	—	1,031,322	1,128,714	—	1,128,714
Net premiums written	$517,050	$339,031	$856,081	$602,070	$317,868	$919,938	$1,638,197	$2,065,263	$3,703,460	$1,748,142	$2,158,122	$3,906,264

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$1,552	$16,642	$18,194	$—	$18,303	$18,303	$5,392	$51,739	$57,131	$—	$42,746	$42,746

[a]
Total managed premiums represents gross premiums written of $1,406,506 and $1,423,707 for the three months ended September 30, 2019 and 2018, respectively, and $5,637,491 and $5,737,327 for the nine months ended September 30, 2019 and 2018, respectively and includes premiums written by the Insurance and Reinsurance segments on behalf of strategic capital partners and other reinsurers. Premiums ceded to strategic capital partners and other reinsurers by AXIS Insurance and AXIS Re are presented above.

[b] Fee income from strategic capital partners represents service fees and reimbursement of expenses from strategic capital partners. Fee income from strategic capital partners included $602 and $5,933 in other insurance related income (losses) for the three months ended September 30, 2019 and 2018, respectively, and $8,590 and $12,452 for the nine months ended September 30, 2019 and 2018, respectively. It also included $17,592 and $12,370 as offset to general and administrative expenses for the three months ended September 30, 2019 and 2018, respectively, and $48,541 and $30,294 for the nine months ended September 30, 2019 and 2018, respectively.

AXIS CAPITAL HOLDINGS LIMITED
NET INVESTMENT INCOME - QUARTERLY AND YEAR TO DATE

							Nine months ended September 30,
	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017	2019	2018

Fixed maturities	$96,311	$97,370	$91,382	$94,108	$89,887	$74,978	$285,062	$262,165
Other investments	11,143	31,232	6,895	4,780	15,933	17,373	49,271	44,179
Equity securities	2,232	3,197	2,328	3,062	2,099	3,223	7,757	7,015
Mortgage loans	3,984	3,689	3,063	3,762	3,322	2,895	10,735	9,805
Cash and cash equivalents	7,034	8,138	5,801	10,796	6,992	3,111	20,974	16,770
Short-term investments	973	1,108	3,894	3,432	3,413	698	5,975	5,933

Gross investment income	121,677	144,734	113,363	119,940	121,646	102,278	379,774	345,867
Investment expenses	(5,914)	(6,785)	(6,060)	(6,812)	(7,225)	(7,109)	(18,760)	(20,487)

Net investment income	$115,763	$137,949	$107,303	$113,128	$114,421	$95,169	$361,014	$325,380

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2019	2019	2019	2018	2018	2017
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,616,241	$12,522,955	$11,874,518	$11,435,347	$11,767,697	$11,086,386
Equity securities, at fair value	429,903	433,407	418,863	381,633	433,311	659,751
Mortgage loans, held for investment, at fair value	407,790	394,179	313,421	298,650	333,018	360,381
Other investments, at fair value	779,200	802,064	795,331	787,787	833,563	830,253
Equity method investments	113,748	112,956	110,322	108,103	112,155	108,597
Short-term investments, at fair value	12,539	32,421	41,853	144,040	156,090	15,282
Total investments	14,359,421	14,297,982	13,554,308	13,155,560	13,635,834	13,060,650
Cash and cash equivalents	1,208,551	1,094,714	1,606,258	1,830,020	1,752,402	1,631,127
Accrued interest receivable	81,371	82,567	78,594	80,335	76,000	68,023
Insurance and reinsurance premium balances receivable	3,322,316	3,732,529	3,667,923	3,007,296	3,463,360	2,968,096
Reinsurance recoverable on unpaid losses and loss expenses	3,705,793	3,564,812	3,555,341	3,501,669	3,217,787	2,298,022
Reinsurance recoverable on paid losses and loss expenses	252,087	364,536	321,798	280,233	221,293	62,799
Deferred acquisition costs	586,440	657,275	703,028	566,622	682,785	562,774
Prepaid reinsurance premiums	1,243,040	1,291,979	1,271,303	1,013,573	1,114,039	734,129
Receivable for investments sold	9,711	25,850	10,888	32,627	2,140	9,357
Goodwill	102,003	102,003	102,003	102,003	102,003	48,969
Intangible assets	233,305	236,009	238,763	241,568	247,927	38,237
Value of business acquired	11,048	15,416	22,610	35,714	58,511	—
Operating lease right-of-use assets	116,560	132,940	143,887	—	—	—
Other assets	263,880	271,562	280,878	285,346	268,945	335,967
TOTAL ASSETS	$25,495,526	$25,870,174	$25,557,582	$24,132,566	$24,843,026	$21,818,150

LIABILITIES
Reserve for losses and loss expenses	$12,498,507	$12,254,711	$12,275,771	$12,280,769	$12,025,947	$10,787,575
Unearned premiums	4,153,003	4,503,132	4,535,163	3,635,758	4,242,108	3,521,063
Insurance and reinsurance balances payable	1,276,123	1,484,285	1,440,942	1,338,991	1,301,580	670,292
Senior notes and notes payable	1,388,135	1,387,748	1,342,345	1,341,961	1,377,582	993,797
Payable for investments purchased	89,805	181,274	159,544	111,838	220,183	122,065
Operating lease liabilities	115,887	133,257	144,298	—	—	—
Other liabilities	388,196	359,290	359,363	393,178	403,354	268,659
TOTAL LIABILITIES	19,909,656	20,303,697	20,257,426	19,102,495	19,570,754	16,363,451

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	775,000	775,000	775,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,309,483	2,303,592	2,296,639	2,308,583	2,304,107	2,291,516
Accumulated other comprehensive income (loss)	176,296	156,145	29,096	(177,110)	(162,312)	141,613
Retained earnings	6,101,902	6,108,577	5,976,603	5,912,812	6,145,482	6,051,659
Treasury shares, at cost	(3,779,017)	(3,779,043)	(3,779,388)	(3,791,420)	(3,792,211)	(3,807,295)
TOTAL SHAREHOLDERS' EQUITY	5,585,870	5,566,477	5,300,156	5,030,071	5,272,272	5,454,699

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,495,526	$25,870,174	$25,557,582	$24,132,566	$24,843,026	$21,818,150

Common shares outstanding	83,947	83,947	83,934	83,586	83,557	83,157
Diluted common shares outstanding [b]	85,516	85,579	85,632	85,229	85,335	84,575
Book value per common share	$57.31	$57.08	$53.91	$50.91	$53.82	$56.28
Book value per diluted common share	$56.26	$55.99	$52.84	$49.93	$52.70	$55.33
Tangible book value per diluted common share	$52.84	$52.54	$49.37	$46.41	$49.14	$54.30
Debt to total capital [a]	19.9%	20.0%	20.2%	21.1%	20.7%	15.4%
Debt and preferred equity to total capital	31.0%	31.1%	31.9%	33.2%	32.4%	27.4%

[a]
The debt to total capital ratio is calculated by dividing senior notes and notes payable by total capital. Total capital represents the sum of total shareholders’ equity and senior notes and notes payable.

[b]	Treasury stock method was applied. Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS PORTFOLIO
At September 30, 2019

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$2,106,902	$30,012	$(2,958)	$2,133,956	13.6%
Non-U.S. government	543,426	6,214	(12,008)	537,632	3.5%
Corporate debt	4,966,942	133,081	(22,928)	5,077,095	32.6%
Agency RMBS	1,609,193	26,811	(3,236)	1,632,768	10.5%
CMBS	1,321,029	48,726	(865)	1,368,890	8.8%
Non-Agency RMBS	59,308	1,230	(1,586)	58,952	0.4%
ABS	1,600,758	5,974	(6,197)	1,600,535	10.3%
Municipals	200,146	6,444	(177)	206,413	1.3%
Total fixed maturities	12,407,704	258,492	(49,955)	12,616,241	81.0%

Equity securities
Common stocks	504	67	(387)	184	—%
Exchange traded funds	215,620	61,809	(3,707)	273,722	1.8%
Bond mutual funds	164,521	—	(8,524)	155,997	1.0%
Total equity securities	380,645	61,876	(12,618)	429,903	2.8%

Total fixed maturities and equity securities	$12,788,349	$320,368	$(62,573)	13,046,144	83.8%

Mortgage loans, held for investment				407,790	2.6%

Other investments (see below)				779,200	5.0%

Equity method investments				113,748	0.7%

Short-term investments				12,539	0.1%

Total investments				14,359,421	92.2%

Cash and cash equivalents [a]				1,208,551	7.8%

Accrued interest receivable				81,371	0.5%

Net receivable/(payable) for investments sold (purchased)				(80,094)	(0.5%)

Total cash and invested assets				$15,569,249	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$30,617	3.9%
Multi-strategy funds				166,079	21.3%
Direct lending funds				275,619	35.4%
Real estate funds				130,209	16.7%
Private equity funds				67,210	8.6%
Other privately held investments				30,719	3.9%
Collateralized loan obligations - equity tranches				15,454	2.1%
Overseas deposits				$63,293	8.1%
Total				$779,200	100.0%

[a]	Includes $445 million of restricted cash and cash equivalents.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	13.6%	15.1%	13.1%	10.1%	10.5%	10.7%
Non-U.S. government	3.5%	3.5%	3.2%	3.3%	3.6%	3.9%
Corporate debt	32.6%	32.3%	32.1%	32.5%	33.3%	30.7%
MBS:
Agency RMBS	10.5%	11.0%	11.3%	11.0%	10.8%	15.7%
CMBS	8.8%	7.7%	7.0%	7.3%	7.1%	4.6%
Non-agency RMBS	0.4%	0.4%	0.3%	0.3%	0.3%	0.3%
ABS	10.3%	10.4%	10.7%	10.9%	10.8%	8.8%
Municipals	1.3%	1.3%	1.0%	0.9%	0.8%	1.0%

Total Fixed Maturities	81.0%	81.7%	78.7%	76.3%	77.2%	75.7%
Equity securities	2.8%	2.8%	2.8%	2.5%	2.8%	4.5%
Mortgage loans	2.6%	2.6%	2.1%	2.0%	2.2%	2.5%
Other investments	5.0%	5.2%	5.3%	5.3%	5.5%	5.7%
Equity method investments	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%
Short-term investments	0.1%	0.3%	0.2%	1.0%	1.0%	0.1%

Total Investments	92.2%	93.3%	89.8%	87.8%	89.4%	89.2%
Cash and cash equivalents	7.8%	7.1%	10.6%	12.2%	11.5%	11.1%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(0.5%)	(0.9%)	(0.9%)	(0.5%)	(1.4%)	(0.8%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES
U.S. government and agency	16.9%	18.5%	16.6%	13.3%	13.6%	14.0%
AAA	38.6%	35.8%	38.7%	40.0%	39.3%	39.5%
AA	7.1%	8.6%	7.1%	7.7%	7.7%	7.9%
A	14.8%	14.1%	15.0%	15.5%	16.3%	15.0%
BBB	13.8%	13.6%	13.3%	14.7%	14.1%	14.5%
Below BBB	8.8%	9.4%	9.3%	8.8%	9.0%	9.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES
Within one year	2.7%	3.1%	3.5%	3.7%	4.2%	3.9%
From one to five years	39.9%	41.8%	41.9%	41.0%	41.5%	34.7%
From five to ten years	17.2%	15.7%	14.5%	14.8%	15.1%	20.5%
Above ten years	3.3%	3.2%	2.9%	1.8%	1.8%	2.0%
Asset-backed and mortgage-backed securities	36.9%	36.2%	37.2%	38.7%	37.4%	38.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.9%	3.0%	3.1%	3.1%	2.9%	2.6%
Yield to maturity of fixed maturities	2.5%	2.7%	3.1%	3.6%	3.5%	2.6%
Average duration of fixed maturities (inclusive of duration hedges)	3.1 yrs	3.0 yrs	2.9 yrs	2.8 yrs	2.9 yrs	3.2 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS CAPITAL HOLDINGS LIMITED
CORPORATE DEBT INVESTED ASSETS COMPOSITION
At September 30, 2019

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$976,943	19.2%	6.3%
Non-U.S. banks	342,407	6.7%	2.2%
Corporate/commercial finance	268,445	5.3%	1.7%
Insurance	146,945	2.9%	0.9%
Investment brokerage	43,366	0.9%	0.3%
Total financial institutions	1,778,106	35.0%	11.4%
Consumer non-cyclicals	514,508	10.1%	3.3%
Consumer cyclical	299,547	5.9%	1.9%
Communications	288,012	5.7%	1.8%
Technology	255,982	5.0%	1.6%
Energy	227,331	4.5%	1.5%
Non-U.S. government guaranteed	193,950	3.8%	1.2%
Transportation	182,952	3.6%	1.2%
Utilities	145,819	2.9%	0.9%
Industrials	142,151	2.8%	0.9%
Total investment grade	4,028,358	79.3%	25.7%

Total non-investment grade	1,048,737	20.7%	6.9%

Total corporate debt	$5,077,095	100.0%	32.6%

AXIS CAPITAL HOLDINGS LIMITED
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At September 30, 2019

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$126,487	$4,903	$131,390	1.0%
JP MORGAN CHASE & CO	117,886	3,564	121,450	1.0%
MORGAN STANLEY	111,938	3,446	115,384	0.9%
WELLS FARGO & COMPANY	111,596	2,916	114,512	0.9%
CITIGROUP INC	87,198	3,319	90,517	0.7%
GOLDMAN SACHS GROUP	84,951	2,350	87,301	0.7%
AT&T INC	57,885	2,479	60,364	0.5%
MITSUBISHI UFJ FINANCIAL GROUP INC	55,968	1,189	57,157	0.5%
CVS HEALTH CORP	48,224	3,071	51,295	0.4%
COMCAST CORPORATION	48,817	1,827	50,644	0.4%

[a]
These holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS CAPITAL HOLDINGS LIMITED
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At September 30, 2019

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,632,768	$33,004	$14,572	$1,186	$2,996	$7,194	$1,691,720
Commercial MBS	384,696	933,286	47,734	3,174	—	—	1,368,890
ABS	—	1,462,228	69,912	28,644	12,435	27,316	1,600,535

Total mortgage-backed and asset-backed securities	$2,017,464	$2,428,518	$132,218	$33,004	$15,431	$34,510	$4,661,145

Percentage of total	43.3%	52.1%	2.8%	0.7%	0.3%	0.8%	100.0%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$158,491	$159,259	$136,923	$159,347	$119,275	$38,654
Reinsurance	93,596	205,558	185,156	121,112	102,234	24,145
Total	$252,087	$364,817	$322,079	$280,459	$221,509	$62,799

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves
Insurance	$869,575	$871,493	$859,971	$791,215	$789,143	$587,060
Reinsurance	351,179	351,230	351,413	327,067	250,812	99,303
Total	$1,220,754	$1,222,723	$1,211,384	$1,118,282	$1,039,955	$686,363

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,932,766	$1,889,003	$1,916,176	$1,919,002	$1,809,504	$1,406,025
Reinsurance	570,738	470,322	446,571	484,754	387,508	221,873
Total	$2,503,504	$2,359,325	$2,362,747	$2,403,756	$2,197,012	$1,627,898

Provision against reinsurance recoverable on unpaid losses and loss expenses:
Insurance	$(17,598)	$(16,722)	$(17,583)	$(18,191)	$(17,613)	$(15,972)
Reinsurance	(867)	(795)	(1,488)	(2,404)	(1,783)	(267)
Total	$(18,465)	$(17,517)	$(19,071)	$(20,595)	$(19,396)	$(16,239)

Reinsurance recoverables on unpaid and paid losses and loss expenses:
Insurance	$2,943,234	$2,903,033	$2,895,487	$2,851,373	$2,700,309	$2,015,767
Reinsurance	1,014,646	1,026,315	981,652	930,529	738,771	345,054
Total	$3,957,880	$3,929,348	$3,877,139	$3,781,902	$3,439,080	$2,360,821

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS
At September 30, 2019

Categories	Reinsurance Recoverable, Gross of Collateral	Collateral	Reinsurance Recoverable, Net of Collateral	% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Reinsurance Recoverable, Gross of Collateral	Reinsurance recoverable on unpaid and paid losses
Top 10 reinsurers based on reinsurance recoverable	$2,234,734	$(469,374)	$1,765,360	55.8%	31.6%	$(9,368)	0.4%	$2,225,366
Other reinsurers balances > $20 million	1,275,616	(222,825)	1,052,791	33.3%	18.8%	(7,005)	0.5%	1,268,611
Other reinsurers balances < $20 million	466,274	(121,860)	344,414	10.9%	6.2%	(2,371)	0.5%	463,903
Total	$3,976,624	$(814,059)	$3,162,565	100.0%	56.6%	$(18,744)	0.5%	$3,957,880
At September 30, 2019, 89.8% (December 31, 2018: 89.5%) of reinsurance recoverable, gross of collateral was collectible from reinsurers rated the equivalent of A- or better by A.M. Best.

Top 10 Reinsurers (net of collateral)		% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity
1	Swiss Reinsurance America Corp	13.0%	7.3%
2	Lloyd's of London	12.3%	6.9%
3	Transatlantic Reinsurance Co	6.5%	3.7%
4	Harrington Re Ltd.	5.8%	3.3%
5	Partner Reinsurance Co of the US	5.4%	3.1%
6	Hannover Ruck SE	4.8%	2.7%
7	Everest Reinsurance Company	3.9%	2.2%
8	Munich Reinsurance America, Inc.	3.4%	1.9%
9	SCOR Reinsurance	2.5%	1.4%
10	Liberty Mutual Insurance	2.4%	1.3%
		60.0%	33.8%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES

	Three months ended September 30, 2019			Nine months ended September 30, 2019
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net reserve for losses and loss expenses	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net reserve for losses and loss expenses
Reserve for losses and loss expenses

Beginning of period	$12,254,711	$(3,564,812)	$8,689,899	$12,280,769	$(3,501,669)	$8,779,100
Incurred losses and loss expenses	1,317,768	(466,855)	850,913	3,322,290	(1,134,887)	2,187,403
Paid losses and loss expenses	(989,240)	305,013	(684,227)	(3,035,991)	915,239	(2,120,752)
Foreign exchange and other	(84,732)	20,861	(63,871)	(68,561)	15,524	(53,037)

End of period [a]	$12,498,507	$(3,705,793)	$8,792,714	$12,498,507	$(3,705,793)	$8,792,714

[a]
At September 30, 2019, reserve for losses and loss expenses included IBNR of $7,703 million, or 62%, of reserves for loss and loss expenses. At December 31, 2018, the comparable amount was $7,655 million, or 62%.

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Three months ended September 30, 2019			Nine months ended September 30, 2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross paid losses and loss expenses	$546,316	$442,924	$989,240	$1,644,131	$1,391,860	$3,035,991
Reinsurance recoverable on paid losses and loss expenses	(232,791)	(72,222)	(305,013)	(626,743)	(288,496)	(915,239)

Net paid losses and loss expenses	313,525	370,702	684,227	1,017,388	1,103,364	2,120,752

Change in:
Gross case reserves	35,106	27,062	62,168	143,608	87,338	230,946
Gross IBNR	42,137	224,223	266,360	(101,081)	156,434	55,353
Reinsurance recoverable on unpaid losses and loss expenses	(51,802)	(110,040)	(161,842)	(98,471)	(121,177)	(219,648)

Total net incurred losses and loss expenses	$338,966	$511,947	$850,913	$961,444	$1,225,959	$2,187,403

Gross reserve for losses and loss expenses	$6,437,281	$6,061,226	$12,498,507	$6,437,281	$6,061,226	$12,498,507

Net favorable prior year reserve development	$14,609	$12,118	$26,727	$42,849	$22,172	$65,021

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	92.5%	72.4%	80.4%	105.8%	90.0%	97.0%

Net paid losses and loss expenses / Net premiums earned	58.4%	59.7%	59.1%	62.4%	61.8%	62.1%
Change in net losses and loss expenses / Net premiums earned	4.8%	22.8%	14.4%	(3.4%)	6.9%	2.0%
Net losses and loss expenses ratio	63.2%	82.5%	73.5%	59.0%	68.7%	64.1%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017

Gross paid losses and loss expenses	$546,316	$537,634	$560,181	$676,665	$586,874	$407,751
Reinsurance recoverable on paid losses and loss expenses	(232,791)	(175,788)	(218,163)	(254,452)	(198,332)	(113,348)

Net paid losses and loss expenses	313,525	361,846	342,018	422,213	388,542	294,403

Change in:
Gross case reserves	35,106	(8,250)	116,753	(40,794)	13,241	32,639
Gross IBNR	42,137	(57,015)	(86,204)	117,212	55,737	268,021
Reinsurance recoverable on unpaid losses and loss expenses	(51,802)	12,122	(58,791)	(70,106)	(42,032)	(18,375)

Total net incurred losses and loss expenses	$338,966	$308,703	$313,776	$428,525	$415,488	$576,688

Gross reserve for losses and loss expenses	$6,437,281	$6,395,448	$6,465,347	$6,426,309	$6,379,962	$5,369,358

Net favorable prior year reserve development	$14,609	$21,326	$6,913	$32,257	$13,478	$7,926

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	92.5%	117.2%	109.0%	98.5%	93.5%	51.1%

Net paid losses and loss expenses / Net premiums earned	58.4%	67.4%	61.4%	71.5%	63.2%	70.0%
Change in net losses and loss expenses / Net premiums earned	4.8%	(9.9%)	(5.0%)	1.1%	4.4%	67.1%
Net losses and loss expenses ratio	63.2%	57.5%	56.4%	72.6%	67.6%	137.1%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017

Gross paid losses and loss expenses	$442,924	$428,428	$520,508	$611,056	$422,678	$333,573
Reinsurance recoverable on paid losses and loss expenses	(72,222)	(82,907)	(133,368)	(92,279)	(79,765)	(23,886)

Net paid losses and loss expenses	370,702	345,521	387,140	518,777	342,913	309,687

Change in:
Gross case reserves	27,062	25,790	34,485	199,227	76,880	159,834
Gross IBNR	224,223	20,656	(88,443)	42,084	(10,986)	348,403
Reinsurance recoverable on unpaid losses and loss expenses	(110,040)	(28,207)	17,070	(161,270)	(29,336)	(159,245)

Total net incurred losses and loss expenses	$511,947	$363,760	$350,252	$598,818	$379,471	$658,679

Gross reserve for losses and loss expenses	$6,061,226	$5,859,263	$5,810,424	$5,854,460	$5,645,985	$5,418,217

Net favorable prior year reserve development	$12,118	$2,295	$7,759	$7,321	$32,182	$39,842

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	72.4%	95.0%	110.5%	86.6%	90.4%	47.0%

Net paid losses and loss expenses / Net premiums earned	59.7%	58.9%	67.0%	83.1%	56.3%	51.9%
Change in net losses and loss expenses / Net premiums earned	22.8%	3.1%	(6.3%)	12.9%	6.0%	58.6%
Net losses and loss expenses ratio	82.5%	62.0%	60.7%	96.0%	62.3%	110.5%

AXIS CAPITAL HOLDINGS LIMITED
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AT OCTOBER 1, 2019

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$373	7.8%	$436	9.1%	$640	13.3%
Northeast	U.S. Hurricane	53	1.1%	154	3.2%	287	6.0%
Mid-Atlantic	U.S. Hurricane	122	2.5%	299	6.2%	467	9.7%
Gulf of Mexico	U.S. Hurricane	250	5.2%	324	6.7%	395	8.2%
California	Earthquake	214	4.4%	329	6.8%	417	8.7%
Europe	Windstorm	216	4.5%	271	5.6%	340	7.1%
Japan	Earthquake	146	3.0%	219	4.6%	343	7.1%
Japan	Windstorm	117	2.4%	187	3.9%	256	5.3%
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at October 1, 2019. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.4 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast hurricane event could be in excess of $0.4 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.4 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, U.S. GAAP

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
`
Net income available to common shareholders	$27,745	$43,439	$292,258	$198,843

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	83,947	83,558	83,872	83,474
Dilutive share equivalents:
Share-based compensation plans	635	549	548	465
Weighted average diluted common shares outstanding	84,582	84,107	84,420	83,939

EARNINGS PER COMMON SHARE
Earnings per common share	$0.33	$0.52	$3.48	$2.38
Earnings per diluted common share	$0.33	$0.52	$3.46	$2.37

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q3 2017

Net income (loss) available (attributable) to common shareholders	$27,745	$166,387	$98,125	$(198,448)	$43,439	$(467,740)

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,947	83,934	83,586	83,557	83,556	83,203
Shares issued and treasury share reissued	1	20	505	53	1	5
Shares repurchased for treasury	(1)	(7)	(157)	(24)	—	(51)
Common shares - at end of period	83,947	83,947	83,934	83,586	83,557	83,157

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	83,947	83,941	83,725	83,582	83,558	83,305
Dilutive share equivalents:
Share-based compensation plans [a]	635	460	547	—	549	—
Weighted average diluted common shares outstanding	84,582	84,401	84,272	83,582	84,107	83,305

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$0.33	$1.98	$1.17	($2.37)	$0.52	($5.61)
Earnings (loss) per diluted common share	$0.33	$1.97	$1.16	($2.37)	$0.52	($5.61)

[a] Due to the net loss recognized in the three months ended December 31, 2018 and September 30, 2017, all the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At September 30, 2019

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$66.72

Book value per common share	$4,810,870	83,947	$57.31

Dilutive securities: [b]
Restricted stock units		1,569	(1.05)
Book value per diluted common share	$4,810,870	85,516	$56.26

	At December 31, 2018

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$51.64

Book value per common share	$4,255,071	83,586	$50.91

Dilutive securities: [b]
Restricted stock units		1,643	(0.98)
Book value per diluted common share	$4,255,071	85,229	$49.93

[a]	Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock units.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income available to common shareholders	$27,745	$43,439	$292,258	$198,843
Net investment (gains) losses [a]	(14,527)	17,628	(48,522)	77,551
Foreign exchange losses (gains) [b]	(59,543)	8,305	(64,868)	2,066
Transaction and reorganization expenses [c]	11,215	16,300	29,310	48,125
Interest in (income) of equity method investments [d]	(792)	(1,667)	(5,645)	(5,045)
Income tax expense (benefit)	3,361	(4,882)	6,524	(16,539)
Operating income (loss)	$(32,541)	$79,123	$209,057	$305,001

Earnings per diluted common share	$0.33	$0.52	$3.46	$2.37
Net investment (gains) losses	(0.17)	0.21	(0.57)	0.92
Foreign exchange losses (gains)	(0.71)	0.10	(0.77)	0.02
Transaction and reorganization expenses	0.13	0.19	0.35	0.57
Interest in (income) of equity method investments	(0.01)	(0.02)	(0.07)	(0.06)
Income tax expense (benefit)	0.04	(0.06)	0.08	(0.20)
Operating income (loss) per diluted common share	$(0.39)	$0.94	$2.48	$3.62

Weighted average diluted common shares outstanding	83,947	84,107	84,420	83,939

Average common shareholders' equity	$4,801,174	$4,487,639	$4,532,971	$4,531,768

Annualized ROACE	2.3%	3.9%	8.6%	5.9%

Annualized operating ROACE [e]	(2.7)%	7.1%	6.1%	9.0%

[a]
Tax cost (benefit) of $897 and ($623) for the three months ended September 30, 2019 and 2018, respectively, and $6,667 and ($4,011) for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.

[b]
Tax cost (benefit) of $4,784 and ($1,870) for the three months ended September 30, 2019 and 2018, respectively, and $5,372 and ($5,424) for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.

[c]
Tax cost (benefit) of ($2,320) and ($2,389) for the three months ended September 30, 2019 and 2018, respectively, and ($5,515) and ($7,416) for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[d]
Tax cost (benefit) of $nil for the three months ended September 30, 2019 and 2018 and $nil and $312 for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[e]	Annualized operating ROACE for the three months ended September 30, 2019, was calculated using weighted average common shares outstanding due to the operating loss recognized in the period.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income available to common shareholders	$27,745	$43,439	$292,258	$198,843
Net investment (gains) losses [a]	(14,527)	17,628	(48,522)	77,551
Foreign exchange losses (gains) [a]	(59,543)	8,305	(64,868)	2,066
Transaction and reorganization expenses [a]	11,215	16,300	29,310	48,125
Interest in (income) of equity method investments [a]	(792)	(1,667)	(5,645)	(5,045)
Income tax expense (benefit)	3,361	(4,882)	6,524	(16,539)
Operating income (loss)	$(32,541)	$79,123	$209,057	$305,001
Amortization of VOBA and intangible assets [b]	6,891	40,664	32,985	$156,882
Amortization of acquisition cost [c]	(1,568)	(29,344)	(10,689)	(109,434)
Income tax (benefit)	(1,011)	(2,151)	(4,236)	(9,015)
Ex-PGAAP operating income (loss) [d]	$(28,229)	$88,292	$227,117	$343,434

Earnings per diluted common share	$0.33	$0.52	$3.46	$2.37
Net investment (gains) losses	(0.17)	0.21	(0.57)	0.92
Foreign exchange losses (gains)	(0.71)	0.10	(0.77)	0.02
Transaction and reorganization expenses	0.13	0.19	0.35	0.57
Interest in (income) of equity method investments	(0.01)	(0.02)	(0.07)	(0.06)
Income tax expense (benefit)	0.04	(0.06)	0.08	(0.20)
Operating income (loss) per diluted common share	$(0.39)	$0.94	$2.48	$3.62
Amortization of VOBA and intangible assets	0.08	0.48	$0.39	1.87
Amortization of acquisition cost	(0.02)	(0.35)	(0.13)	(1.30)
Income tax (benefit)	(0.01)	(0.03)	(0.05)	(0.11)
Ex-PGAAP operating income (loss) per diluted common share [d]	$(0.34)	$1.04	$2.69	$4.08

Weighted average diluted common shares outstanding	83,947	84,107	84,420	83,939

Average common shareholders' equity	4,801,174	4,487,639	$4,532,971	$4,531,768

Annualized ROACE	2.3%	3.9%	8.6%	5.9%

Annualized operating ROACE	(2.7)%	7.1%	6.1%	9.0%

Annualized ex-PGAAP operating ROACE [d]	(2.4)%	7.9%	6.7%	10.1%

[a]	Tax cost (benefit) shown on previous page.

[b]
Tax cost (benefit) of $(1,309) and $(7,726) for the three months ended September 30, 2019 and 2018, respectively and $(6,267) and $(29,808) for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[c]
Tax cost (benefit) of $298 and $5,575 for the three months ended September 30, 2019 and 2018, respectively and $2,031 and $20,792 for the nine months ended September 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[d]
Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share and annualized ROACE, respectively, are provided in the table above, and a discussion of the rationale for the presentation of these items is provided later in this document. Annualized ex-PGAAP operating ROACE for the three months ended September 30, 2019, was calculated using weighted average common shares outstanding due to the ex-PGAAP operating loss recognized in the period.

AXIS CAPITAL HOLDINGS LIMITED
VALUE OF BUSINESS ACQUIRED

Acquisition of Novae Group plc ("Novae")

On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $617 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

At the acquisition date, the Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax.

Amortization of Value of Business Acquired ("VOBA")

VOBA is amortized over its economic useful life and the expense is included in amortization of value of business acquired in the consolidated statement of operations. The amortization of VOBA affects the Company’s operating income, a non-GAAP financial measure but this expense is not included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA Amortization expense
Q4 2017	$50,104
2018	171,124
2019	26,722
2020	5,139
2021	3,853
2022	—
2023 and thereafter	—
VOBA	256,942
Associated tax impact	(48,992)
VOBA, net of tax [a]	$207,950

[a]
VOBA, net of tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, is provided in the table above and a discussion of the rationale for the presentation of this item is provided later in this document.

The purchase price was allocated to the assets acquired and liabilities assumed based on estimated fair values at the closing date. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

AXIS CAPITAL HOLDINGS LIMITED
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2019	2019	2019	2018	2018	2017
Common shareholders' equity	$4,810,870	$4,791,477	$4,525,156	$4,255,071	$4,497,272	$4,679,699
Less: goodwill	(102,003)	(102,003)	(102,003)	(102,003)	(102,003)	(48,969)
Less: intangible assets	(233,305)	(236,009)	(238,763)	(241,568)	(247,927)	(38,237)
Associated tax impact	42,881	43,205	43,522	43,814	46,196	14,386
Tangible common shareholders' equity	$4,518,443	$4,496,670	$4,227,912	$3,955,314	$4,193,538	$4,606,879

Diluted common shares outstanding, net of treasury shares	85,516	85,579	85,632	85,229	85,335	84,575

Book value per diluted common share	$56.26	$55.99	$52.84	$49.93	$52.70	$55.33

Tangible book value per diluted common share	$52.84	$52.54	$49.37	$46.41	$49.14	$54.47

[a]	Under this method, unvested restricted stock units are included in determining the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS CAPITAL HOLDINGS LIMITED
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating ROACE, tangible book value per diluted common share, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarterly' and 'Consolidated Statements of Operations - Year to date' sections of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange (losses) gains in our consolidated statement of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange (losses) gains on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance, therefore, foreign exchange (losses) gains are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes and notes payable. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is included in the 'Consolidated Statements of Operations - Quarterly'' and 'Consolidated Statements of Operations - Year to date' sections of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized upon the sale of our available for sale investments and equity securities in net investment gains (losses) in our consolidated statements of operations. However, these movements are only one element of the overall impact of foreign exchange rate fluctuations on our financial position. We also recognize unrealized foreign exchange (losses) gains on our available for sale investments in other comprehensive income (loss). These unrealized foreign exchange (losses) gains generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange (losses) gains in our consolidated statement of operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section in this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We also present tangible book value per diluted common share calculated under the treasury stock method. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is included in the 'Tangible Book Value per Diluted Common Share' section of this document.

Tangible book value per diluted common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax both associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is provided in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.